                                                                    EXHIBIT 10.5

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN


                                 MICROAGE, INC.

                                       AND

                                 JAMES R. DANIEL



                   AMENDED AND RESTATED AS OF OCTOBER 1, 1993

                                TABLE OF CONTENTS

ARTICLE I--DUTIES AND TERM.....................................................  1
     1.1   Employment..........................................................  1
     1.2   Position and Responsibilities.......................................  1
     1.3   Term................................................................  1
     1.4   Location............................................................  1

ARTICLE II--COMPENSATION.......................................................  2
     2.1   Base Salary.........................................................  2
     2.2   Bonus Payments......................................................  2
     2.3   Stock Options.......................................................  3
     2.4   Additional Benefits.................................................  3

ARTICLE III--TERMINATION OF EMPLOYMENT.........................................  4
     3.1   Death or Retirement of Executive....................................  4
     3.2   By Executive........................................................  4
     3.3   By Company..........................................................  4

ARTICLE IV--COMPENSATION UPON TERMINATION OF EMPLOYMENT........................  5
     4.1   Upon Termination for Death or Disability............................  5
     4.2   Upon Termination by Company for Cause or by Executive Without
           Good Reason.........................................................  5
     4.3   Upon Termination by the Company Without Cause or by Executive
           for Good Reason Prior to a Change in Control........................  6
     4.4   Upon Termination by the Company Without Cause Following a
           Change in Control or by Executive for Good Reason Following a
           Change in Control or Pursuant to a Change in Control

           Resignation.........................................................  7

ARTICLE V--RESTRICTIVE COVENANTS...............................................  8
     5.1   Confidentiality.....................................................  8
     5.2   Competition.........................................................  9
     5.3   Non-Disparagement................................................... 10
     5.4   Remedies............................................................ 10

ARTICLE VI--MISCELLANEOUS...................................................... 11
     6.1   Definitions........................................................  11
     6.2   Key Man Insurance..................................................  15
     6.3   Mitigation of Damages; No Set-Off; Dispute Resolution .............  16
     6.4   Successors; Binding Agreement......................................  16

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
     6.5   Modification; No Waiver............................................  17
     6.6   Severability.......................................................  17
     6.7   Notices............................................................  17
     6.8   Assignment.........................................................  17
     6.9   Entire Understanding...............................................  17
     6.10  Executive's Representations........................................  18
     6.11  Liability of Company with Respect to Insurance Policy .............  18
     6.12  Governing Law......................................................  18

EXHIBIT A--DISPUTE RESOLUTION PROCEDURES......................................  19

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of October 1, 1993, by and between MICROAGE, INC., a Delaware corporation (the "Company"), and JAMES R. DANIEL ("Executive").

                                    ARTICLE I

                                 DUTIES AND TERM

         1.1 Employment. In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Company agrees to hire Executive, and Executive agrees to remain in the employ of the Company, upon the terms and conditions herein provided.

         1.2  Position and Responsibilities.

              (a) Executive shall serve as Senior Vice President and Chief Financial Officer of the Company (or in a capacity and with a title of at least substantially equivalent quality) reporting directly to the Chief Executive Officer of the Company. Executive agrees to perform services not inconsistent with his position as shall from time to time be assigned to him by the Chief Executive Officer.

              (b) Executive further agrees to serve, if elected, as a director of the Company and as an officer or director of any subsidiary or affiliate of the Company.

              (c) During the period of his employment hereunder, Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

         1.3 Term. The term of Executive's employment under this Agreement shall commence on the date first above written and shall continue, unless sooner terminated, until September 30, 1995.

         1.4 Location. During the period of his employment under this Agreement, Executive shall not be required, except with his prior written consent, to relocate his principal place of employment outside Maricopa County, Arizona. Required travel on the Company's business shall not be deemed a relocation so long as Executive is not required to provide his services hereunder outside of Maricopa County, Arizona, for more than fifty (50%) percent of his working days during any consecutive six (6) month period.

                                   ARTICLE II

                                  COMPENSATION

         For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as a director, officer or member of any committee of the Board of the Company or of the board of directors of any subsidiary or affiliate of the Company, the Company shall compensate Executive as follows:

         2.1 Base Salary. The Company shall pay to Executive an annual base salary of not less that $240,000 (the "Base Salary") during the term hereof; provided, however, that in the event the Company institutes a salary reduction program which affects all exempt employees (as defined by standard Company policies in compliance with the Fair Labor Standards Act) by the same percentage, then Executive's Base Salary may be reduced by such percentage (and the term "Base Salary" as used in this Agreement shall refer to Base Salary as so adjusted). Executive's Base Salary shall be paid in equal semi-monthly installments. The Base Salary shall be reviewed annually by the Board or a committee designated by the Board and the Board or such committee may, in its discretion, increase the Base Salary.

         2.2  Bonus Payments.

              (a) During the period of Executive's employment under this Agreement, the Company shall pay to Executive annually a fixed cash bonus equal to $8,114 and, in addition, such amount as may be necessary after payment by the Executive of all taxes, including, without limitation, any federal or state income taxes, on such fixed cash bonus payment, so that Executive shall have remaining, on a grossed-up basis, the amount of $8,114 (the "Annual Fixed Cash Bonus").

              (b) During the period of Executive's employment under this Agreement, Executive shall, in addition to the Annual Fixed Cash Bonus, be entitled to bonus payments, if any shall be due, pursuant to the Executive Bonus Plan which has been established by resolution of the Board for fiscal year 1993 (the "1993 Executive Bonus Plan"). The Company shall use all reasonable efforts to cause the Board or a committee thereof to establish in each fiscal year during the term hereof an executive bonus plan that is similar to the 1993 Executive Bonus Plan in providing for incentive compensation to Executive based on a formula related to the Company's profits during such fiscal year. Any bonus under the 1993 Executive Bonus Plan or any such subsequent plan is referred to herein as the "Annual Incentive Bonus".

         2.3 Stock Options. The Company shall use all reasonable efforts to establish and maintain one or more stock option plans in which Executive shall be entitled to participate to the same extent as other Senior Executives (as such term is defined in

Section 6.1 hereof). The terms and conditions of such plan(s) shall be determined and administered by the Board or a committee thereof.

         2.4 Additional Benefits. Executive shall be entitled to participate in all employee benefit and welfare programs, plans and arrangements (including, without limitation, pension, profit-sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and group disability benefits, travel or accident insurance plans) and to receive fringe benefits, such as dues and fees of professional organizations and associations, which are from time to time available to the Company's executive personnel; provided, however, there shall be no duplication of termination or severance benefits, and to the extent that such benefits are specifically provided by the Company to Executive under other provisions of this Agreement, the benefits available under the foregoing plans and programs shall be reduced by any benefit amounts paid under such other provisions. Executive shall during the period of his employment hereunder continue to be provided with benefits at a level which shall in no event be less in any material respect than the benefits made available to Executive by the Company as of the date of this Agreement. Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to all Senior Executives entitled to participate therein, and Executive's benefits shall be reduced or terminated accordingly. Specifically, without limitation, Executive shall receive the following benefits:

              (a) Death Benefit. Within 30 days of the date of execution of this Agreement, the Company shall acquire a $1,000,000 term insurance policy on Executive's life. Executive shall designate the beneficiary of such policy.

              (b) Short-Term Disability Benefits. In the event of Executive's failure substantially to perform his duties hereunder on a full-time basis for a period not exceeding 180 consecutive days or for periods aggregating not more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness, the Company shall continue to pay the Base Salary to Executive during the period of such incapacity, but only in the amounts and to the extent that disability benefits payable to Executive under Company-sponsored insurance policies are less than Executive's Base Salary.

              (c) Relocation Expenses. In the event Executive's principal place of employment is relocated by mutual consent of the parties outside Maricopa County, Arizona, the Company shall reimburse Executive for all usual relocation expenses incurred by Executive and his household in moving to the new location, including, without limitation, moving expenses and rental payments for temporary living quarters in the area of relocation for a period not to exceed six months.

              (d) Reimbursement of Business Expenses. The Company shall, in accordance with standard Company policies, pay, or reimburse Executive for, all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement.

              (e) Vacations. Executive shall be entitled to 15 business days, excluding Company holidays, of paid vacation during each year of employment hereunder which he shall earn in arrears (i.e., Executive shall be entitled to no vacation days during his first year of employment). Executive may accrue and carry forward no more than five unused vacation days from any particular year of his employment under this Agreement to the next.

                                   ARTICLE III

                            TERMINATION OF EMPLOYMENT

         3.1 Death or Retirement of Executive. Executive's employment under this Agreement shall automatically terminate upon the death or Retirement (as defined in Section 6.1) of Executive.

         3.2 By Executive. Executive shall be entitled to terminate his employment under this Agreement by giving Notice of Termination (as defined in Section 6.1) to the Company:

              (a)  for Good Reason (as defined in Section 6.1);

              (b) at any time commencing with the date six (6) months following the date of a Change in Control (as defined in Section 6.1) and ending with the date twelve months after the date of such Change in Control (a "Change in Control Resignation"); and

              (c)  at any time without Good Reason.

         3.3 By Company. The Company shall be entitled to terminate Executive's employment under this Agreement by giving Notice of Termination to Executive:

              (a) in the event of Executive's Total Disability (as defined in Section 6.1);

              (b)  for Cause (as defined in Section 6.1); and

              (c)  at any time without Cause.

                                   ARTICLE IV

                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

         If Executive's employment hereunder is terminated in accordance with the provisions of Article III hereof, except for any other rights or benefits specifically provided for herein following his period of employment, the Company shall be obligated to provide compensation and benefits to Executive only as follows, subject to the provisions of Section 5.4 hereof:

         4.1 Upon Termination for Death or Disability. If Executive's employment hereunder is terminated by reason of his death or Total Disability, the Company shall:

              (a) pay Executive (or his estate) or beneficiaries any Base Salary which has accrued but not been paid as of the termination date (the "Accrued Base Salary");

              (b) pay Executive (or his estate) or beneficiaries for unused vacation days accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 360 (the "Accrued Vacation Payment");

              (c) reimburse Executive (or his estate) or beneficiaries for expenses incurred by him prior to the date of termination which are subject to reimbursement pursuant to this Agreement (the "Accrued Reimbursable Expenses");

              (d) provide to Executive (or his estate) or beneficiaries any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of Executive's death or Total Disability under applicable law;

              (e) pay Executive (or his estate) or beneficiaries any Annual Incentive Bonus with respect to a prior fiscal year which has accrued but has not been paid; and in addition,

              (f) Executive (or his estate) or beneficiaries shall have the right to exercise all vested unexercised stock options and warrants outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which such options or warrants were issued.

         4.2 Upon Termination by Company for Cause or by Executive Without Good Reason. If Executive's employment is terminated by the Company for Cause, or if Executive terminates his employment with the Company other than (x) upon Executive's death or Total Disability, (y) for Good Reason, or (z) pursuant to a Change in Control Resignation (as defined in Section 3.2(b)), the Company shall:

              (a)  pay Executive the Accrued Base Salary;

              (b)  pay Executive the Accrued Vacation Payment;

              (c)  pay Executive the Accrued Reimbursable Expenses;

              (d) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

              (e) pay Executive any accrued Annual Fixed Cash Bonus and Annual Incentive Bonus with respect to a prior year which has accrued but has not been paid (together, such bonus payments are referred to herein as the "Accrued Annual Bonus Payments"); and in addition

              (f) Executive shall have the right to exercise vested options and warrants in accordance with Section 4.1(f).

         4.3 Upon Termination by the Company Without Cause or by Executive for Good Reason Prior to a Change in Control. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, the Company shall:

              (a)  pay Executive the Accrued Base Salary;

              (b)  pay Executive the Accrued Vacation Payment;

              (c)  pay Executive the Accrued Reimbursable Expenses;

              (d) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

              (e)  pay Executive the Accrued Annual Bonus Payments;

              (f) pay Executive commencing on the thirtieth day following the termination date twelve monthly payments equal to one-twelfth of the sum of (1) Executive's Base Salary in effect immediately prior to the time such termination occurs, plus (2) if Executive is employed with Company for more than twelve (12) months prior to his termination by the Company without Cause or by Executive for Good Reason prior to a Change in Control, the Annual Incentive Bonus paid to Executive for the fiscal year (or if more than one Annual Incentive Bonus has been paid to Executive, the average of the Annual Incentive Bonuses paid to Executive for the two (2) fiscal years) immediately preceding the fiscal year in which the termination occurs; provided, however, should Executive attain alternative employment during the twelve (12) month payment period, the Company's obligations under this Section 4.3(f) will be reduced by the amount of Executive's compensation from his new employer. For example, if Executive were entitled to receive $20,000 per month for twelve (12) months under this Section 4.3(f), and seven (7) months following his termination date he finds alternative employment that pays him $15,000 per month, the Company would be obligated to pay Executive six (6) monthly payments of $20,000, and six (6) monthly payments of $5,000 under this Section 4.3(f).

              (g) maintain in full force and effect, for Executive's and his eligible beneficiaries' continued benefit, until the first to occur of (x) his attainment of alternative employment or (y) 12 months following the termination date of his employment hereunder the employee benefits provided pursuant to Company-sponsored benefit plans, programs or other arrangements in which Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.4 hereof, subject to the terms and conditions of such plans and programs (the "Continued Benefits"). If Executive's continued participation is not permitted under the general terms and provisions of such plans, programs and arrangements, the Company shall arrange to provide Executive with Continued Benefits substantially similar to those which Executive would have been entitled to receive under such plans, programs and arrangements; and in addition

              (h) Executive shall have the right to exercise all vested unexercised stock options and warrants in accordance with Section 4.1(f).

         4.4 Upon Termination by the Company Without Cause Following a Change in Control or by Executive for Good Reason Following a Change in Control or Pursuant to a Change in Control Resignation. If following a Change in Control, Executive's employment is terminated by the Company without Cause or by Executive for Good Reason or pursuant to a Change in Control Resignation, the Company shall:

              (a)  make the payments and provide to Executive the benefits under
Section 4.3 other than under Section 4.3(f) hereof; and in addition

              (b) pay to Executive a lump sum payment on or prior to the thirtieth day following the termination date of Executive's employment hereunder in an amount equal to 200% of Executive's aggregate total compensation under Sections 2.1 and 2.2 hereof for the fiscal year immediately prior to the fiscal year in which the Change in Control occurs; provided, however, the total payments received by Executive under this Section 4.4(b) plus (i) any payments received by Executive under Section 4.4(a) which would be classified as parachute payments and (ii) any payments or value received by Executive from stock options which would be classified as parachute payments determined in accordance with Prop. Reg. Section 1.280G-1A-24(e) Examples (7) and (8) may not exceed 299% of Executive's "Base Amount" as such term is defined in Section

280G of the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder ("Regulations"). Company and Executive agree that for purposes of making any present value calculation under this Agreement, the Applicable Federal Rate in effect on the date this Agreement is executed shall control as permitted by Q&A 32 of Treas. Reg. Section 1.280G-1.

                                    ARTICLE V

                              RESTRICTIVE COVENANTS

         5.1  Confidentiality.

              (a) Executive covenants and agrees to hold in strictest confidence, and not disclose to any person without the express written consent of the Company, any and all of the Company's Proprietary Information, as defined in subparagraph (c) below, except as such disclosure may be required in connection with his employment hereunder. This covenant and agreement shall survive this Agreement and continue to be binding upon Executive after the expiration or termination of this Agreement, whether by passage of time or otherwise, so long as such information and data shall remain proprietary information.

              (b) Upon expiration or termination of this Agreement for any reason, Executive shall immediately turn over to the Company any "Proprietary Information." Executive shall have no right to retain any copies of any material qualifying as Proprietary Information for any reason whatsoever after expiration or termination of his employment hereunder without the express written consent of the Company.

              (c) For purposes of this Agreement, "Proprietary Information" means and includes the following: the identity of clients or customers or potential clients or customers of the Company or its affiliates; any written, typed or printed lists, or other materials identifying the clients or customers of the Company or its affiliates; any financial or other information supplied by clients or customers of the Company or its affiliates; any and all data or information involving the Company, its affiliates, programs, methods, or contacts employed by the Company or its affiliates in the conduct of their business; any lists, documents, manuals, records, forms, or other materials used by the Company or its affiliates in the conduct of their business; any descriptive materials describing the methods and procedures employed by the Company or its affiliates in the conduct of their business; and any other secret or confidential information concerning the Company's or its affiliates' business or affairs. The terms "list," "document" or their equivalents, as used in this subparagraph (c), are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document," whether or not such compilation has been reduced to writing. "Proprietary Information" shall not include any information which: (i) is or becomes publicly available through no act or failure of Executive; (ii) was or is rightfully learned by Executive from a source other than the Company before being received from the Company; or (iii) becomes independently available to Executive as a matter of right from a third party. If only a portion of the Proprietary Information is or becomes publicly available, then only that portion shall not be Proprietary Information hereunder.

              (d) Executive acknowledges that he is Senior Vice President and Chief Financial Officer of the Company and in such capacity he will be a representative of the Company with respect to clients and potential clients of the Company. Executive also acknowledges that he has had and will continue to have access to confidential information about the Company, its affiliates, and their clients and that "Proprietary Information" acquired by him at the expense of the Company is for use in its business. Executive has substantial experience in the information technology products and services marketing and distribution industry and possesses special, unique, extraordinary skills, and knowledge in this field. Executive's management and financial services to the Company are special, unique, and extraordinary and the success or failure of the Company is dependent upon his discharge of his duties and obligations. Accordingly, by execution of this Agreement, and subject to subparagraph (c) hereof, Executive agrees that during his employment with the Company and for a period of twelve
(12) months following the date of expiration or termination of his employment hereunder (the "Non-Competition Period") for any reason (whether such termination shall be voluntary or involuntary), he shall not violate the provisions of Section 5.2. Executive agrees that the twelve (12) month period referred to in the preceding sentence shall be extended by the number of days included in any period of time during which he is or was engaged in activities constituting a breach of Section 5.2.

         5.2  Competition.

              (a)  During the Non-Competition Period specified in Section 5.1
(d), Executive shall not:

                         (i) except as a passive investor in publicly-held companies, and except for investments held as of the date hereof, directly or indirectly own, operate, manage, consult with, control, participate in the management or control of, be employed by, maintain or continue any interest whatsoever in any company that directly competes with the Company in the United States; or

                         (ii) directly or indirectly solicit any business of a nature that is directly competitive with the business of the Company from any individual or entity that obtained such products or services from the Company or its affiliates at any time during his employment with the Company; or

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
                         (iii) directly or indirectly solicit any business of a nature that is directly competitive with the business of the Company from any individual or entity solicited by him on behalf of the Company or its affiliates; or

                         (iv) employ, or directly or indirectly solicit, or cause the solicitation of, any employees of the Company who are in the employ of the Company on the termination date of his employment hereunder for employment by others.

              (b)        Executive expressly agrees and acknowledges that:

                         (i) it will require at least twelve (12) months for the Company to locate, hire and train an appropriate individual to perform the functions and duties that Executive is performing hereunder;

                         (ii) the Company has protected business interests throughout the United States of America and that competition with and against such business interests would be harmful to the Company;

                         (iii) this covenant not to compete is reasonable as to time and geographical area and does not place any unreasonable burden upon him;

                         (iv) the general public will not be harmed as a result of enforcement of this covenant not to compete;

                         (v) his personal legal counsel has reviewed this covenant not to compete; and

                         (vi) he understands and hereby agrees to each and every term and condition of this covenant not to compete (including, without limitation, the provisions of Section 5.4).

         5.1 Non-Disparagement. During the term of this Agreement and the Non-Competition Period, neither Executive nor the Company shall disparage the other, and neither shall disclose to any third party the conditions of Executive's employment with the Company except as may be required (i) pursuant to applicable law or regulations, including the rules and regulations of the Securities and Exchange Commission, (ii) to effectuate the provisions of employee plans or programs and insurance policies, or (iii) as may be otherwise contemplated herein or unless such information becomes publicly available without fault of the party making such disclosure.

         5.3 Remedies. Executive expressly agrees and acknowledges that this covenant not to compete is necessary for the protection of the Company and its affiliates because of the nature and scope of their business and his position with the

Company. Further, Executive acknowledges that any breach of this covenant not to compete would result in irreparable damage to the Company, and in the event of his breach of this covenant not to compete, money damages will not sufficiently compensate the Company for its injury caused thereby, and that the remedy at law for any breach or threatened breach of Sections 5.1, 5.2 and 5.3 will be inadequate and, accordingly agrees, that the Company shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance and that in addition to such money damages he may be restrained and enjoined from any continuing breach of this covenant not to compete without any bond or other security being required of any court. Executive further acknowledges and agrees that if the covenant not to compete herein is deemed to be unenforceable and/or the Executive fails to comply with this Article V, the Company has no obligation to provide any compensation or other benefits described in Article IV hereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

              (a)  "Accrued Base Salary" - as defined in Section 4.1(a);

              (b)  "Accrued Benefits" - as defined in Section 4.1(d);

              (c)  "Accrued Annual Bonus Payment" - as defined in Section
                   4.2(e);

              (d)  "Accrued Reimbursable Expenses" - as defined in Section
                   4.1(c);

              (e)  "Accrued Vacation Payment" - as defined in Section 4.1(b);

              (f)  "Annual Fixed Cash Bonus" - as defined in Section 2.2(a);

              (g)  "Annual Incentive Bonus" - as defined in Section 2.2(b);

              (h)  "Base Amount" - as defined in Section 4.4(b);

              (i)  "Base Salary" - as defined in Section 2.1;

              (j)  "Board" - shall mean the Board of Directors of the Company;

              (k)  "Cause" shall mean the occurrence of any of the following:

                      (i) Executive's gross and willful misconduct which is injurious to the Company;

                      (ii) Executive's engaging in fraudulent conduct with respect to the Company's business or in conduct of a criminal nature that may have an adverse impact on the Company's standing and reputation;

                      (iii) the continued and unjustified failure or refusal by Executive to perform the duties required of him by this Agreement which failure or refusal shall not be cured within fifteen (15) days following (A) receipt by Executive of written notice from the Board specifying the factors or events constituting such failure or refusal, and (B) a reasonable opportunity for Executive to correct such deficiencies;

                      (iv) Executive's use of drugs and/or alcohol in violation of then current Company policy; or

                      (v) Executive's breach of his obligation under Section 1.2(c) hereof which shall not be cured within fifteen (15) days after written notice thereof to Executive.

                 (l) "Change in Control" shall mean and shall be deemed to have occurred if:

                      (i) After the date of this Agreement, any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision thereto) directly or indirectly of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at an election of directors; provided, however, that, for purposes of this subparagraph, "person" shall exclude the Company, its subsidiaries, any person acquiring such securities directly from the Company, any employee benefit plan sponsored by the Company or from Executive or any stockholder owning 15% or more of the combined voting power of the Company's outstanding securities as of the date of this Agreement; or

                      (ii) Any stockholder of the Company owning 15% or more of the combined voting power of the Company's outstanding securities as of the date of this Agreement shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company (other than through the acquisition of securities directly from the Company or from Executive) representing 25% or more of the combined voting power of the

         Company's then outstanding securities ordinarily having the right to vote at an election of directors; or

                   (iii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 80% of the Board; provided, however, that any person becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 80% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision thereto) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                   (iv) Approval by the stockholders of the Company and consummation of (A) a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company, in each case, with or to a corporation or other person or entity of which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 60% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged, consolidated or purchasing corporation (or, in the case of a non-corporate person or entity, functionally equivalent voting power) and 80% of the members of the Board of which corporation (or functional equivalent in the case of a non-corporate person or entity) were not members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger consolidation or sale, or (B) a liquidation or dissolution of the Company.

              (m)  "Change in Control Resignation" - as defined in Section
3.2(b);

              (n)  "Code" - as defined in Section 4.4(b);

              (o) "Common Stock" - shall mean shares of the common stock, par value $.01 per share, of the Company;

              (p)  "Continued Benefits" - as defined in Section 4.3(g);

              (q) "Expiration" shall mean the expiration of Executive's employment hereunder in accordance with Section 1.3;

              (r) "Good Reason" shall mean the occurrence of any of the following:

                         (i) The Company's failure to elect or reelect or to appoint or reappoint Executive to offices, titles or positions carrying comparable authority, responsibilities, dignity and importance to that of Executive's offices and positions as of October 1, 1993 or in the case of a Change in Control, involving duties of a scope comparable to those of Executive's most significant offices or positions held at any time during the 90-day period immediately preceding the date such Change in Control occurs;

                         (ii) Material change by the Company in Executive's function, duties or responsibilities (including reporting responsibilities) which would cause Executive's position with the Company to become of less dignity, responsibility and importance than those associated with his functions, duties or responsibilities as of October 1, 1993, or in the case of a Change in Control, involving duties of a scope less than that associated with Executive's most significant position with the Company during the 90-day period immediately preceding the date such Change in Control occurs;

                         (iii) Executive's Base Salary is reduced by the Company (unless such reduction is pursuant to a salary reduction program as described in Section 2.1 hereof) or there is a material reduction in the benefits that are in effect for the Executive on October 1, 1993 in accordance with Section 2.4 (unless such reduction is pursuant to a uniform reduction in benefits for all Senior Executives);

                         (iv) Except with Executive's prior written consent, relocation of Executive's principal place of employment to a location outside of Maricopa County, Arizona, or requiring Executive to travel on the Company's business more than is required by Section 1.4 hereof;

                         (v) The failure by the Company to obtain the assumption by operation of law or otherwise of this Agreement by any entity which is the surviving entity in any merger or other form of corporate reorganization involving the Company or by any entity which acquires all or substantially all of the Company's assets; or

                         (vi) Other material breach of this Agreement by the Company, which breach is not cured within fifteen (15) days after written notice thereof is received by the Company.

              (s)  "Incumbent Board" - as defined in Section 6.1(k)(iii);

              (t)  "1994 Executive Bonus Plan" - as defined in Section 2.2.

              (u)  "Non-Competition Period" - as defined in Section 5.1(d);

              (v) "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Each Notice of Termination shall be delivered at least 30 days prior to the effective date of termination;

              (w)  "Proprietary Information" - as defined in Section 5.1(c);

              (x)  "Retirement" shall mean normal retirement at age 65;

              (y) "Senior Executives" shall mean the chief executive officer and the four most highly compensated executive officers of the Company determined in accordance with the rules and regulations of the Securities and Exchange Commission under the Exchange Act;

              (z) "Termination" shall mean the termination of Executive's employment hereunder other than upon expiration of the term of such employment in accordance with Section 1.3;

              (aa) "Total Disability" shall mean Executive's failure substantially to perform his duties hereunder on a full-time basis for a period exceeding 180 consecutive days or for periods aggregating more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such dispute shall be submitted for resolution to a licensed physician agreed upon by the Board and Executive, or if an agreement cannot be promptly reached, the Board and Executive shall promptly select a physician, and if these physicians cannot agree, the physicians shall promptly select a third physician whose decision shall be binding on all parties. If such a dispute arises, Executive shall submit to such examinations and shall provide such information as such physician(s) may request, and the determination of the physician(s) as to Executive's physical or mental condition shall be binding and conclusive. Notwithstanding the foregoing, if Executive participates in any group disability plan provided by the Company which offers long-term disability benefits, "Total Disability" shall mean total disability as defined therein.

         6.2 Key Man Insurance. The Company shall have the right, in its sole discretion, to purchase "key man" insurance on the life of Executive. The Company shall be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, Executive shall take such physical examinations and supply such information as may be reasonably requested by the insurer.

         6.3  Mitigation of Damages; No Set-Off; Dispute Resolution.

              (a) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement, except as provided in Sections 4.3(f) and (g) hereof, be reduced by any compensation earned by Executive as the result of employment by another employer after the date of termination of his employment hereunder or otherwise. The Company's obligation to make the payments provided for in this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim or action which the Company may have against Executive.

              (b) If there shall be any dispute between the Company and Executive (i) in the event of any termination of Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by Executive, whether Good Reason existed, or (iii) otherwise, the dispute shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit A hereto, the provisions of which are incorporated as a part hereof, and the parties hereto hereby agree that such dispute resolution procedures shall be the exclusive method for resolution of disputes under this Agreement. In the event of a dispute hereunder as to whether a termination by the Company was for Cause or by the Executive for Good Reason, until there is a resolution and award as provided in Exhibit A, the Company shall pay all amounts, and provide all benefits, to Executive and/or Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide hereunder as though such termination were by the Company without Cause or by Executive for Good Reason and shall pay the reasonable legal fees and expenses of counsel for Executive in connection with such dispute resolution; provided, however, that the Company shall not be required to pay any disputed amounts or any legal fees and expenses pursuant to this subparagraph (b) except upon receipt of a written undertaking by or on behalf of Executive (and/or Executive's family or other beneficiaries, as the case may be) to repay, without interest or penalty, as soon as practicable after completion of the dispute resolution (A) all such amounts to which Executive (or Executive's family or other beneficiaries, as the case may be) is ultimately adjudged not be entitled with respect to the payment of such disputed amount(s) and (B) in addition, in the case of legal fees and expenses, a proportionate amount of legal fees and expenses attributable to any of Executive's claim(s) (or any of Executive's defenses or counter-claims(s)), if any, which shall have been found by the dispute resolver to have been frivolous or without merit.

         6.4 Successors; Binding Agreement. This Agreement shall be binding upon any successor to the Company and shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

         6.5 Modification; No Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition.

         6.6 Severability. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained herein. If, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such duration or scope shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

         6.7 Notices. All the notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties hereto at the following addresses:

                         If to the Company, to it at:

                         MicroAge, Inc.
                         2308 South 55th Street
                         Tempe, Arizona 85282
                         Attn: Chief Executive Officer

                         If Executive, to him at:

                         James R. Daniel
                         3858 East Cholla Lane
                         Phoenix, Arizona 85028

         6.8 Assignment. This Agreement and any rights hereunder shall not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein.

         6.9 Entire Understanding. This Agreement (together with the Exhibit incorporated as a part hereof) constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

         6.10 Executive's Representations. Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

         6.11 Liability of Company with Respect to Insurance Policy. Executive has selected the insurer and policy referred to in Section 2.4(a) hereof, and the Company shall not have any liability to Executive (or his beneficiaries) should the insurance company which issues the policy referred to therein fail or refuse to pay (whether voluntarily or by reason of any order, injunction or otherwise) thereunder or if any rights or elections otherwise available to Executive thereunder are restricted or eliminated.

         6.12 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and wholly performed within such state.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            Company:

                                            MICROAGE, INC.





                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------




                                            Executive:

                                            JAMES R. DANIEL


                                            ------------------------------------

                                    EXHIBIT A

                          DISPUTE RESOLUTION PROCEDURES

         A.  If a controversy should arise which is covered by Section 6.3 of
Article VI, then not later than twelve (12) months from the date of the event which is the subject of dispute either party may serve on the other a written notice specifying the existence of such controversy and setting forth in reasonably specific detail the grounds thereof ("Notice of Controversy"); provided that, in any event, the other party shall have at least thirty (30) days from and after the date of the Notice of Controversy to serve a written notice of any counterclaim ("Notice of Counterclaim"). The Notice of Counterclaim shall specify the claim or claims in reasonably specific detail. If the Notice of Controversy or the Notice of Counterclaim, as the case may be, is not served within the applicable period, the claim set forth therein will be deemed to have been waived, abandoned and rendered unenforceable.

         B. Following receipt of the Notice of Controversy (or the Notice of Counterclaim, as the case may be), there shall be a three week period during which the parties will make a good faith effort to resolve the dispute through negotiation ("Period of Negotiation"). Neither party shall take any action during the Period of Negotiation to initiate arbitration proceedings.

         C. If the parties should agree during the Period of Negotiation to mediate the dispute, then the Period of Negotiation shall be extended by an amount of time to be agreed upon by the parties to permit such mediation. In no event, however, may the Period of Negotiation be extended by more than five weeks or, stated differently, in no event may the Period of Negotiation be extended to encompass more than a total of eight weeks.

         D. If the parties agree to mediate the dispute but are thereafter unable to agree within a week on the format and procedures for the mediation, then the effort to mediate shall cease, and the Period of Negotiation shall terminate four weeks from the Notice of Controversy (or the Notice of Counterclaim, as the case may be).

         E. Following the termination of the Period of Negotiation, the dispute (including the main claim and counterclaim, if any) shall be settled by arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof. The format and procedures of the arbitration are set forth below (referred to below as the "Arbitration Agreement").

         F. A notice of intention to arbitrate ("Notice of Arbitration") shall be served within 45 days of the termination of the Period of Negotiation. If the Notice of Arbitration is not served within this period, the claim set forth in the Notice of Controversy (or the Notice of Counterclaim, as the case may be) will be deemed to have been waived, abandoned and rendered unenforceable.

         G. The arbitration, including the Notice of Arbitration, will be governed by the Commercial Rules of the American Arbitration Association except that the terms of this Arbitration Agreement shall control in the event of any difference or conflict between such Rules and the terms of this Arbitration Agreement.

         H. The dispute revolver shall reach a decision on the merits on the basis of applicable legal principles as embodied in the law of the State of Arizona.

         I. There shall be one dispute resolver, regardless of the amount in controversy. The dispute resolver will be empowered to render an award and interim decisions and shall be a member of the bar of any of the fifty States of the United States or of the District of Columbia. The dispute resolver shall be promptly appointed pursuant to Rule 13 of the Commercial Rules of the American Arbitration Association ("AAA"). If the dispute resolver has not been appointed within forty-five days of the AAA's initial transmission of lists of potential arbitrators, then the AAA shall unilaterally designate the dispute resolver.

         J. At the time of appointment and as a condition thereto, the dispute resolver will be apprised of the time limitations and other provisions of this Arbitration Agreement and shall indicate such dispute resolver's agreement to the Tribunal Administrator to comply with such provisions and time limitations.

         K. During the 30-day period following appointment of the dispute resolver, either party may serve on the other a request for limited numbers of documents directly related to the dispute. Such documents will be produced within seven days of the request.

         L. Following the thirty-day period of document production, there will be a forty-five day period during which limited depositions will be permissible. Neither party will take more than five depositions, and no deposition will exceed three hours of direct testimony.

         M. Disputes as to discovery or prehearing matters of a procedural nature shall be promptly submitted to the dispute resolver pursuant to telephone conference call or otherwise. The dispute resolver shall make every effort to render a ruling on such interim matters at the time of the hearing (or conference call) or within five business days thereafter.

         N. Following the period of depositions, the arbitration hearing shall promptly commence. The dispute resolver will make every effort to commence the hearing within thirty days of the conclusion of the deposition period and, in addition, will make every effort to conduct the hearing on consecutive business days to conclusion.

         O. An award will be rendered, at the latest, within nine months of the date of the Notice of Arbitration and within thirty days of the close of the arbitration hearing. The award shall set forth the grounds for the decision in reasonably specific detail and shall also specify whether any claim (or defense or counter-claim) of Executive is found to be frivolous or without merit and what proportion, if any, of his legal fees and expenses which have been paid by the Company Executive shall be required to repay to the Company in accordance with Section 6.3(b). The award shall be final and nonappealable except as provided in Arizona Revised Statutes
Section 12-1512 and 12-2101-01.